Exhibit 99.1

Heritage Commerce Corp Reports Financial Results
for the Second QUARTER ended june 30, 2003
Earnings up 20% over second quarter 2002

Heritage Commerce Corp (the "Company") (NASDAQ: HTBK) today reported consolidated operating results for the second quarter of 2003. Consolidated net income was $1,871,000, or $0.16 per diluted share, compared to $1,561,000, or $0.14 per diluted share, for the second quarter of 2002, a 20% increase. The increase in net income from the second quarter of 2002 is primarily due to an increase in noninterest income. For the first six months of 2003, net income is up 24%, or $726,000, over the first six months of 2002.

Annualized return on average assets and return on average equity for the second quarter of 2003 were 0.81% and 8.75%, respectively, compared with returns of 0.68% and 8.15%, respectively, for the second quarter of 2002. Annualized return on average assets and return on average equity for the six months ended June 30, 2003 increased to 0.83% and 9.03%, respectively, compared with returns of 0.68% and 8.13% for the six months ended June 30, 2002.

The Company's net interest margin was 4.38% for the second quarter of 2003 as compared to 4.41% for the second quarter of 2002. The lower net interest margin in the second quarter of 2003 compared to the second quarter of 2002 is primarily attributable to the impact of the continued low interest rate environment.

Noninterest income increased 27% to $2,516,000 for the second quarter of 2003 from $1,987,000 for the second quarter of 2002. The increase was primarily due to increases in servicing income related to SBA loans sold in the secondary market and to an increase in fees from the brokerage of residential mortgages. In addition, the second quarter of 2003 includes equipment leasing income of $310,000. There was no income from equipment leasing in the second quarter of 2002.

Noninterest expense for the second quarter of 2003 was up 2%, or $169,000, to $8,486,000, compared with $8,317,000 for the second quarter of 2002. The increase in noninterest expense was primarily due to the amortization of the Company's investments in operating leases and low income housing projects which increased from $84,000 in the second quarter of 2002 to $385,000 in the second quarter of 2003, offset by a decrease in salary and employee benefit expense.

Heritage Commerce Corp Chief Executive Officer Brad L. Smith stated "We are pleased that year to date 2003 earnings for the Company are showing marked improvement over the same six-month period one year earlier even with an additional $585,000 provision for loan losses over 2002." Smith also said "As economic challenges persist, we are continuing to focus on implementation of cost saving efficiencies without disruption of service to our customer."

As of June 30, 2003, the Company's total assets increased $71,350,000, or 8%, to $996,451,000, from $925,101,000 as of June 30, 2002 and an increase of $37,699,000, or 4%, from $958,752,000 as of December 31, 2002. Total loans were $637,563,000 as of June 30, 2003, up 1% from $629,423,000 as of June 30, 2002 and down 5% from $673,907,000 as of December 31, 2002. The Company's allowance for loan losses was $14,692,000, or 2.30% of total loans, as of June 30, 2003, compared to $11,856,000, or 1.88% of total loans, as of June 30, 2002 and $13,227,000, or 1.96% of total loans, as of December 31, 2002. The increase in the allowance reflects the Company's concern for the local business environment. Nonperforming assets decreased to $1,599,000 at June 30, 2003 from $4,800,000 at March 31, 2003 and $4,571,000 at December 31, 2002.

Total deposits were $847,905,000 as of June 30, 2003, compared to $818,464,000 as of June 30, 2002 and $841,936,000 as of December 31, 2002. Demand, savings, and money market deposits increased 19% to $681,690,000 at June 30, 2003 from $574,260,000 at June 30, 2002. During this same period, time deposits decreased $77,989,000, or 32%, from $244,204,000 to $166,215,000.

Smith stated "The increase in core demand, savings, and money market deposits and significant decrease in higher cost time deposits reflects our decision to reduce our prior reliance on interest rate sensitive brokered deposits." Smith also stated "The growth in core deposits confirms the growth of our relationships with local businesses, professionals, and individuals. It is this base of core business that will support our Bank's future."

Shareholders' equity as of June 30, 2003 increased to $87,209,000 from $78,098,000 as of June 30, 2002 and from $82,865,000 as of December 31, 2002. Book value per share increased to $7.72 as of June 30, 2003, from $7.00 as of June 30, 2002 and $7.39 as of December 31, 2002. The Company's leverage capital ratio was 11.51% as of June 30, 2003, up from 10.34% as of June 30, 2002 and 10.80% as of December 31, 2002. The Company's capital ratios continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

On January 1, 2003, Heritage Bank East Bay, Heritage Bank South Valley, and Bank of Los Altos were merged into Heritage Bank of Commerce under an internal reorganization plan approved by the Board of Directors of the Company in 2002. Heritage Bank East Bay, Heritage Bank South Valley and Bank of Los Altos now operate as divisions of Heritage Bank of Commerce and continue to serve their local markets and communities under their current names.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, headquartered in San Jose. Heritage Bank of Commerce has three divisions: Heritage Bank East Bay, headquartered in the city of Fremont with an office in Danville; Heritage Bank South Valley in Morgan Hill with an office in Gilroy, and Bank of Los Altos, with two locations in Los Altos and one in Mountain View, and SBA Loan Production Offices in San Jose, Fresno, Santa Cruz, Elk Grove, Watsonville, Chico, Pittsburg, and Glendale.

The Company's common stock is listed on the Nasdaq National Market under the symbol "HTBK".

For further information about the Company's financial performance, contact Brad L. Smith, Chief Executive Officer, at (408) 947-6900 or visit the Company's website at www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

HERITAGE COMMERCE CORP Condensed Consolidated Financial Information (Unaudited)

                                                         At and For the Three Months Ended    Percent Change From      At and For the Six Months Ended
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(Dollars in thousands,                              June 30,      March 31,     June 30,     March 31,   June 30,     June 30,      June 30,    Percent
except Per Share amounts)                             2003          2003          2002         2003        2002         2003          2002      Change
-------------------------------------------------- -----------   -----------   -----------  -----------  ---------   -----------   -----------  ------
Per Share Data
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Earnings Per Share (EPS):
   Basic EPS                                      $      0.17   $      0.17   $      0.14            0%       21% $      0.34   $      0.28      21%
   Diluted EPS                                    $      0.16   $      0.17   $      0.14           (6)%       14% $      0.33   $      0.27      22%
End of Period (EOP) Book Value Per Share          $      7.72   $      7.55   $      7.00            2%       10% $      7.72   $      7.00      10%

EOP Shares Outstanding                             11,296,868    11,222,564    11,150,017            1%        1%  11,296,868    11,150,017       1%
Weighted Avg. Basic Shares Outstanding             11,248,626    11,220,369    11,139,219            0%        1%  11,234,498    11,130,699       1%
Weighted Avg. Diluted Shares Outstanding           11,633,734    11,481,801    11,485,511            1%        1%  11,564,114    11,432,634       1%

Income Statement Data
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Interest Income                                   $    11,873   $    12,448   $    13,290           (5)%      (11)% $    24,321   $    26,361      (8)%
Interest Expense                                        2,552         2,773         3,994           (8)%      (36)%       5,325         8,286     (36)%
Net Interest Income                                     9,321         9,675         9,296           (4)%        0%      18,996        18,075       5%

Loan Loss Provision                                       600         1,300           640          (54)%       (6)%       1,900         1,315      44%

Noninterest Income:
  Service Charges and Other Fees                          441           411           371            7%       19%         852           687      24%
  Gain on Sale of Loans                                   587           557           557            5%        5%       1,144           978      17%
  Gain on Sale of Securities Available-For-Sale            33           425           138          (92)%      (76)%         458           425       8%
  Servicing Income                                        451           425           310            6%       45%         876           578      52%
  Other Noninterest Income                              1,004         1,146           611          (12)%       64%        2150          1209      78%
Total Noninterest Income                                2,516         2,964         1,987          (15)%       27%       5,480         3,877      41%

Noninterest Expense:
  Salaries & Employee Benefits                          4,529         4,712         4,648           (4)%       (3)%       9,241         9,182       1%
  Occupancy & Equipment                                 1,202         1,210         1,117           (1)%        8%       2,412         2,191      10%
  Other Noninterest Expense                             2,755         2,578         2,552            7%        8%       5,333         4,645      15%
Total Noninterest Expense                               8,486         8,500         8,317            0%        2%      16,986        16,018       6%

Income Before Taxes                                     2,751         2,839         2,326           (3)%       18%       5,590         4,619      21%
Income Taxes                                              880           910           765           (3)%       15%       1,790         1,545      16%
Net Income                                        $     1,871   $     1,929   $     1,561           (3)%       20% $     3,800   $     3,074      24%

Average Balances
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Average Loans                                     $   642,181   $   663,361   $   635,266           (3)%        1% $   652,771   $   637,672       2%
Average Other Earning Assets                      $   211,774   $   182,738   $   211,156           16%        0% $   197,260   $   206,097      (4)%
Average Earning Assets                            $   853,955   $   846,099   $   846,422            1%        1% $   850,031   $   843,769       1%
Average Assets                                    $   931,071   $   922,956   $   919,205            1%        1% $   926,669   $   914,987       1%
Average Interest Bearing Deposits                 $   574,447   $   586,378   $   611,038           (2)%       (6)% $   580,412   $   606,549      (4)%
Average Equity                                    $    85,789   $    83,948   $    76,869            2%       12% $    84,868   $    76,269      11%
Average Deposits                                  $   810,004   $   804,008   $   813,212            1%        0% $   807,007   $   807,641       0%

End of Period Balances
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EOP Loans:
  Real Estate - Land and Contruction              $   118,887   $   141,165   $   160,368          (16)%      (26)% $   118,887   $   160,368     (26)%
  Real Estate - Mortgage                              253,125       250,668       250,658            1%        1%     253,125       250,658       1%
  Commercial                                          262,987       256,870       214,160            2%       23%     262,987       214,160      23%
  Consumer                                              2,564         2,823         4,237           (9)%      (39)%       2,564         4,237     (39)%
Total EOP Loans                                   $   637,563   $   651,526   $   629,423           (2)%        1% $   637,563   $   629,423       1%

EOP Assets                                        $   996,451   $   943,115   $   925,101            6%        8% $   996,451   $   925,101       8%

EOP Deopsits:
  Demand Deposits - Noninterest Bearing           $   275,950   $   245,203   $   216,467           13%       27% $   275,950   $   216,467      27%
  Demand Deposits - Interest Bearing                   98,025        94,499        91,761            4%        7%      98,025        91,761       7%
  Savings/Money Market                                307,715       303,278       266,032            1%       16%     307,715       266,032      16%
  Time Deposits                                       166,215       181,646       244,204           (8)%      (32)%     166,215       244,204     (32)%
Total EOP Deposits                                $   847,905   $   824,626   $   818,464            3%        4% $   847,905   $   818,464       4%

EOP Equity                                        $    87,209   $    84,716   $    78,098            3%       12% $    87,209   $    78,098      12%

Credit Quality Data
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EOP Nonaccrual Loans                              $       767   $     4,800   $     1,951          (84)%      (61)% $       767   $     1,951     (61)%
EOP Other Real Estate Owned                       $       832   $         0   $         0           N/A        N/A  $       832   $         0      N/A
EOP Total Nonperforming Assets                    $     1,599   $     4,800   $     1,951          (67)%      (18)% $     1,599   $     1,951     (18)%
EOP 90-day Past Due Loans and Still Accruing      $     1,032   $         0   $       415           N/A       149% $     1,032   $       415     149%
EOP Net Charge-Offs                               $       154   $       280   $       613          (45)%      (75)% $       434   $       613     (29)%
Net Charge-offs as Percent
   of Average Loans                                      0.10%        0.17%        0.39%        (41)%      (74)%        0.13%        0.19%   (32)%
EOP Loan Loss Reserves                            $    14,692   $    14,247   $    11,856            3%       24% $    14,692   $    11,856      24%

Ratios
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Annualized ROA                                           0.81%        0.85%        0.68%         (5)%       19%        0.83%        0.68%    22%
Annualized ROE                                           8.75%        9.32%        8.15%         (6)%        7%        9.03%        8.13%    11%
Efficiency Ratio                                        71.69%       67.26%       73.71%          7%       (3)%       69.40%       72.97%    (5)%
Noninterest Expense as Percent of Average Assets         3.66%        3.74%        3.62%         (2)%        1%        3.70%        3.52%     5%
Net Interest Margin                                      4.38%        4.64%        4.41%         (6)%       (1)%        4.51%        4.32%     4%
Allowance for Loan Losses:
  to Total Loans                                         2.30%        2.19%        1.88%          5%       23%        2.30%        1.88%    23%
  to Nonperforming Loans                                1,916%         297%         608%        545%      215%       1,916%         608%   215%
Leverage Ratio                                          11.51%       11.31%       10.34%          2%       11%       11.51%       10.34%    11%